EXHIBIT 8.1

June 14, 2022

Lilium N.V.

Claude-Dornier-Straße 1,

Bldg. 335, 82234

Wessling, Germany

Ladies and Gentlemen:

We have acted as special U.S. federal income tax counsel to Lilium N.V., a Dutch public limited liability company, in connection with the filing of a Form F-1 registration statement under the Securities Act of 1933, as amended, regarding the offer and sale of up to 21,691,268 class A ordinary shares of the Company, with a par value of EUR 0.12 each (the “New Shares”), by Tumim Stone Capital LLC (the “Investor”). The registration statement of the Company on Form F-1, filed on June 14, 2022, together with all exhibits thereto is herein called the “Registration Statement”. You have requested our opinion concerning the statements in the Registration Statement under the heading “Taxation – Material U.S Federal Income Tax Considerations for U.S. Holders”.

We have reviewed the Registration Statement and participated in discussions with officers and representatives of the Company and representatives of the independent registered public accounting firm for the Company, at which discussions the contents of these documents were discussed.

We have examined and relied upon the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in the Registration Statement and such other documents.

In rendering the opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that each of the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement. The purpose of our engagement was not to establish or confirm factual matters set forth in the Registration Statement and we have not undertaken any obligation to verify independently any of the factual matters set forth in those documents. Moreover, many of the determinations required to be made in the preparation of such documents involve judgments that are primarily of a non-legal nature. Any inaccuracy in any of the aforementioned assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, administrative and judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations set forth herein and in the Registration Statement, we are of the opinion that the statements in the Registration Statement under the heading “Taxation – Material U.S. Federal Income Tax Considerations for U.S. Holders,” insofar as such statements constitute descriptions or conclusions of United States federal income tax law, fairly summarize in all material respects the provisions of the United States federal income tax laws referred to therein. Notwithstanding the foregoing, we do not express any opinion herein with respect to the Company’s status as a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, for the reasons stated in the discussion on PFICs set forth in the Registration Statement under the heading “Taxation – Material U.S Federal Income Tax Considerations for U.S. Holders.”

We do not express any opinion herein concerning any law other than United States federal income tax law. This opinion is expressed as of the date hereof and we disclaim any obligation to update this opinion for events or legal developments occurring or coming to our attention after the date hereof.

This letter is furnished by us to you solely in connection with the Registration Statement. This letter may not be used, quoted, relied upon or otherwise referred to for any other purpose or by any other person. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP